SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NORTHWEST CHARIOTS INCORPORATED**, did on April 4, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 5, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0251552006-8
Document Number:
20060214740-26

Date Filed:
4/4/2006 2:45:09 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	NORTHWEST CHARIOTS INCORPORATED
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. (Name) 502 EAST JOHN STREET (Street Address), Carson City (City), Nevada 89706 (Zip Code) Optional Mailing Address: ____ City ____ State ____ Zip Code ____
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75000000 Par value: $ 0.001 Number of shares without par value: ____
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. DOUGLAS DEWAR (Name) 106, 1656 MARTIN DR. SUTE 268 (Street Address), SOURTH SURREY (City), BC (State), V4A6E7 (Zip Code) 2. ____ (Name) Street Address ____ City ____ State ____ Zip Code ____ 3. ____ (Name) Street Address ____ City ____ State ____ Zip Code ____
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: ____
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. (Name) Norma Hull (Signature) 502 EAST JOHN STREET (Address), CARSON CITY (City), NV (State), 89706 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Norma Hull Authorized Signature of R. A. or On Behalf of R. A. Company 4/4/06 (Date)

This form must be accompanied by appropriate fees.